UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2010, Gladstone Commercial Limited Partnership (the "Operating Partnership"), a Delaware limited partnership controlled by Gladstone Commercial Corporation (the "Company") through its ownership of GCLP Business Trust II, the general partner of the Operating Partnership, adopted an amendment (the "Amendment") to its First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") and adopted a Schedule (the "Schedule") to the Partnership Agreement establishing the rights, privileges and preferences of Senior Common Units, a newly designated class of limited partnership interests (the "Senior Common Units"). Collectively, the Amendment and the Schedule provide for the Operating Partnership’s establishment and issuance of an equal number of Senior Common Units as are issued by the Company in connection with the Company’s previously announced offering of Senior Common Stock (the "Senior Common Stock") upon the Company’s contribution to the Operating Partnership of the net proceeds of the Senior Common Stock offering. Generally, the Senior Common Units provided for under the Amendment and Schedule have preferences, distribution rights, and other provisions substantially equivalent to those of the Company’s Senior Common Stock. The foregoing descriptions of the Amendment and Schedule are qualified in their entirety by reference to the Amendment and Schedule, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On April 29, 2010, the Company issued 2,060 shares of Senior Common Stock at a gross price per share of $15.00 in the first closing (the "Closing") of its previously announced continuous private offering of up to 3,333,333 shares of Senior Common Stock (the "Offering"). Net proceeds from the Closing, after selling commissions and the dealer manager fee, were $27,675.

The Senior Common Stock is exchangeable, in accordance with its terms, for shares of Listed Common Stock (as defined below) at the Exchange Ratio (as defined below). The description set forth in Item 3.03 is hereby incorporated herein by reference.

This issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the securities were sold in a private offering not involving general solicitation and that the purchasers of the securities in the Closing are accredited investors.

Item 3.03 Material Modifications to Rights of Security Holders.

As a result of the rights and preferences of the Senior Common Stock set forth in the Articles Supplementary referenced under Item 5.03 below, the rights of the holders of the Company’s existing Common Stock, which is listed on the NASDAQ Global Select Market under the symbol GOOD (the "Listed Common Stock"), have been modified in certain respects. The Senior Common Stock has priority over the Listed Common Stock with respect to payment of dividends. In addition, holders of the Senior Common Stock will have the right, but not the obligation, following the fifth anniversary of the issuance of such shares proposed to be exchanged, to exchange any or all of such shares of Senior Common Stock for shares of Listed Common Stock. The exchange ratio (the "Exchange Ratio") will be calculated by dividing $15.00 (the sale price of the Senior Common Stock) by the greater of (i) the highest closing trading price of the Listed Common Stock on any date on which any shares of Senior Common Stock are issued (other than pursuant to the Company’s distribution reinvestment plan) during the pendency of the Offering, (ii) the highest book value per share of the Listed Common Stock, as determined as of the date on which any shares of Senior Common Stock are issued (other than pursuant to the Company’s distribution reinvestment plan) during the pendency of the Offering, and (iii) $13.68. Because of the convertible nature of the Senior Common Stock, holders of Listed Common Stock may have their ownership interests diluted should the Senior Common Stock be converted into shares of Listed Common Stock. The terms of the Senior Common Stock are more fully described in Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles Supplementary Establishing and Fixing the Rights and Preferences of Senior Common Stock (the "Articles Supplementary") were filed with the State Department of Assessments and Taxation of Maryland on April 29, 2010. The Articles Supplementary provides for the issuance of up to 4,000,000 shares of Senior Common Stock. The Articles Supplementary provides that each holder of Senior Common Stock will be entitled to receive annual distributions on the Senior Common Stock at a rate of $1.05 per share (payable monthly), which rights shall be junior to the distribution rights of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock and its 7.50% Series B Cumulative Redeemable Preferred Stock (collectively, the "Preferred Stock"), but shall be senior in preference to any distributions payable to holders of the Listed Common Stock. The Articles Supplementary provides that the Senior Common Stock will rank junior to the Preferred Stock and pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up of the Company.

Holders of Senior Common Stock will have the option (the "Exchange Option"),, following the fifth anniversary of such holder’s purchase of the shares of Senior Common Stock, to exchange any or all of such holder’s shares of Senior Common Stock for shares of Listed Common Stock at the Exchange Ratio. All accumulated and unpaid distributions on the Senior Common Stock will be paid to any holders who exercise the Exchange Option through the date of such exchange. Solely for purposes of the Exchange Option: (a) shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder's participation in the Company's distribution reinvestment plan, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the five-year holding periods for such shares will commence from their respective issuance dates, and (b) any shares issued pursuant to the Company’s distribution reinvestment plan will be deemed to have been issued on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to the Company's distribution reinvestment plan relate.

The Senior Common Stock will also automatically convert into Listed Common Stock at the Exchange Ratio upon the occurrence of an acquisition of the Company, the sale of all or substantially all of the Company’s assets, or a liquidation, dissolution or winding up of the Company, and all accumulated and unpaid distributions on the Senior Common Stock will be paid to the holders of Senior Common Stock through the date of such conversion. Subject to the restrictions and limitations set forth in the Articles Supplementary, after the fifth anniversary of the completion of the Offering, the Company will have the right to redeem the Senior Common Stock at a price of $15.30 per share, plus all accumulated and unpaid distributions thereon. The Senior Common Stock is non-voting, except as required by law. Accordingly, the Senior Common Stock will not be entitled to vote on matters submitted to holders of Listed Common Stock for approval.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 3.1 – Articles Supplementary Establishing and Fixing the Rights and Preferences of Senior Common Stock.
Exhibit 10.1 – Amendment to First Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership.
Exhibit 10.2 – Gladstone Commercial Limited Partnership Schedule 4.2(a)(3) to First Amended and Restated Agreement of Limited Partnership: Designation of Senior Common Units.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

April 29, 2010	By:	Danielle Jones

Name: Danielle Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of Senior Common Stock.
10.1	Amendment to First Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership.
10.2	Gladstone Commercial Limited Partnership Schedule 4.2(a)(3) to First Amended and Restated Agreement of Limited Partnership: Designation of Senior Common Units.